Exhibit 5.1

                    [MAYER, BROWN & PLATT LETTERHEAD]



                           September 11, 1996






Norwest Auto Receivables Corporation
100 West Commons Boulevard
Suite 212
New Castle, Delaware  19720

      Re:  Norwest Auto Receivables Corporation Registration
           Statement on Form S-3 (No. 333-7961)
           -------------------------------------------------

Ladies and Gentlemen:

      We have acted as special counsel to Norwest Auto Receivables Corporation, a Delaware corporation (the "Company"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement") filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes and Asset Backed Certificates (the "Notes" and "Certificates" and each, "Securities")) to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

      We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Notes and Certificates, and in order to express our opinion hereinafter stated we have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the forms of Pooling and Servicing Agreement, Trust Agreement, Sale and Servicing Agreement, Indenture, Notes, Certificates and Certificate of Trust to be filed pursuant to the Delaware Business Trust Act (the "Operative Agreements"). Terms used herein without definition have the meanings given to such terms in the Registration Statement. We have also examined such statutes, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

      Based on and subject to the foregoing, we are of the opinion that, with respect to the Certificates and/or Notes of any series, when: (a) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (b) the amount, price, interest rate and other principal terms of such Securities have been fixed by or pursuant to authorization of the Board of Directors of the Seller, (c) the Operative Documents relating to such series have each been duly completed, authorized, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (d) in the case of any Trust that issued Notes (i) the Certificate of Trust for the related Trust has been duly executed by the Trustee and timely filed with the Secretary of State of Delaware and (ii) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) such Securities have been duly executed and issued by the related Trust and authenticated by the Owner Trustee or the Trustee, as applicable, and sold by the Seller or by the Trust, at the direction of the Seller, as applicable, and (f) payment of the agreed consideration for such Securities shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Securities and in the manner described in the Registration Statement: (i) such Certificates will have been duly authorized by all necessary action of the Trust and will be legally issued, fully paid and nonassessable (except to the extent a Certificate retained by the Seller is assessable pursuant to the Trust Agreement) and (ii) such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the related Indenture.

      Our opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York and the business trust laws of the State of Delaware.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein.

                                            Very truly yours,

                                            /s/ Mayer, Brown & Platt


                                            MAYER, BROWN & PLATT



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